Exhibit 99.1

Carney Technology Acquisition Corp. II Announces Intent to Liquidate

Palo Alto, California, Feb. 10, 2023 (GLOBE NEWSWIRE) — Carney Technology Acquisition Corp. II (the “Company”) announced today that it will be unable to consummate an initial business combination and intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended (“Liquidation”). On December 14, 2022, the Company held a special meeting in lieu of an annual meeting of the stockholders (the “Meeting”) whereby the stockholders approved an extension of the date by which the Company has to complete an initial business combination from December 14, 2022 to June 14, 2023 (the “Extension”). At the time of the Meeting, the Company was in active discussions with a partner company and believed it could complete a business combination if the Extension were to be approved by the stockholders. However, after careful consideration, the Company has determined it would be unable to deliver a high quality transaction to stockholders even with an Extension. Therefore, due to the recent developments, the Board of Directors of the Company has determined not to further extend the term the Company has to complete an initial business combination beyond February 14, 2023 and proceed with the Liquidation.

As of the close of business on February 14, 2023, the Class A common stock that were included in the units issued in the Company’s initial public offering (“Public Shares”) will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after February 14, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B common stock issued prior to the Company’s initial public offering and the Class A common stock contained in the units issued in a private placement concurrent with the initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

About Carney Technology Acquisition Corp. II

Carney Technology Acquisition Corp. II. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the technology industry. The Company is led by Chief Executive Officer and Chief Financial Officer and Chairman David Roberson, Chief Acquisition Officer Lloyd Carney and President Gale England.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact person: David Roberson

Title: Chief Executive Officer and Chief Financial Officer

Phone: (619) 736-6855

Address: 630 Ramona St., Palo Alto, California 94301

Email: info@carneytechnology.com